                                                                      EXHIBIT 21

                           SUBSIDIARIES OF SONAT INC.
                           --------------------------
                             AS OF JANUARY 1, 1995
                             ---------------------

                                                                                         Percent of
                                                                  Country of               Voting
                                                                Organization             Securities
                                                                or, if United             Owned by
                                                                States, State             Immediate
Name of Company                                                of Organization             Parent
- ---------------                                                ---------------          ------------
SONAT INC.:

  CITRUS CORP. (a)                                                 Delaware                 50%

  SNT REALTY INC. (b)                                              Alabama                  100%

  SONAT ENERGY SERVICES COMPANY                                    Delaware                 100%

      Sonat Marketing Company                                      Delaware                 100%

          Keystone Trading Company                                 Delaware                 100%

          JV Trading Inc.                                          Delaware                 100%

          Vail Trading Company                                     Delaware                 100%

      Sonat Power Inc. (c)                                         Delaware                 100%

          Pacific Gas Power Inc.                                   Delaware                 100%

  SONAT EXPLORATION COMPANY                                        Delaware                 100%

      Crosstex Pipeline, Inc.                                      Texas                    100%

      Field Gas Gathering Inc.                                     Delaware                 100%

      Sonat Coal Gas Inc. (d)                                      Delaware                 100%

      Sonat Minerals Inc.                                          Delaware                 100%

      Sonat Minerals Leasing Inc.                                  Delaware                 100%




- ------------------------------
Indentations indicate subsidiaries of subsidiaries

                                                                                          Percent of
                                                                  Country of               Voting
                                                                Organization             Securities
                                                                or, if United              Owned by
                                                                States, State             Immediate
Name of Company                                                of Organization              Parent
- ---------------                                                ---------------           ------------
  SONAT EXPLORATION COMPANY (cont'd.)                              Delaware                 100%

      Sonat Texas Gathering Company                                Delaware                 100%

      Sonat Oil Transmission Inc.                                  Delaware                 100%

      Stateline Gas Gathering Company                              Delaware                 100%

  SONAT INTEROCEAN (TEXAS) INC.                                    Texas                    100%

  SONAT SERVICES INC.                                              Alabama                  100%

    Sonat Services (D.C.) Inc.                                     Delaware                 100%

  SOUTHERN NATURAL GAS COMPANY                                     Delaware                 100%

      Peninsula Pipeline Company                                   Delaware                 100%

      Sonat Gathering Company                                      Delaware                 100%

      Sonat Intrastate-Alabama Inc.                                Alabama                  100%

      Sonat Ventures Inc. (e)                                      Delaware                 100%

          Sonat NGV Technology Inc. (f)                            Delaware                 100%

      South Georgia Natural Gas Company                            Delaware                 100%

      Southern Deepwater Pipeline Company (g)                      Delaware                 100%

      Southern Energy Company                                      Delaware                 100%

      Southern Gas Storage Company (h)                             Delaware                 100%

      Southern Offshore Pipeline Company (g)                       Delaware                 100%


                                     - 2 -

                                                                                        Percent of
                                                                 Country of               Voting
                                                                Organization             Securities
                                                                or, if United             Owned by
                                                                States, State            Immediate
Name of Company                                                of Organization             Parent
- ---------------                                                ---------------          ------------
  SONAT OFFSHORE DRILLING INC. (i)                                 Delaware                 39.7%

    Arcade Drilling as. (j)                                        Norway                   24.9%

    EPN-Sonat, S.A. de C.V. (k)                                    Mexico                   49%

    Sonat Norwegian Ventures Inc.                                  Delaware                 100%

    Sonat Offshore Norway Inc. (l)                                 Delaware                 100%

    ASIE Sonat Offshore Sdn. Bhd. (m)                              Malaysia                 49%

    Sonat Brasocean Servicos
        de Perfuracoes Ltd.                                        Brazil                   100%

    Sonat Offshore do Brasil
        Perfuracoes Maritimas Ltda.                                Brazil                   100%

    Sonat Offshore USA Inc.                                        Delaware                 100%

    Sonat Offshore Ventures, Inc.                                  Delaware                 100%

        Sonat Offshore (U.K.) Inc.                                 Delaware                 100%

    Sonat Servicos Maritimas Limitada                              Brazil                   100%

    Sonat Turnkey Drilling Inc. (n)                                Delaware                 100%

Notes
- -----

(a) Citrus Corp. owns 100 percent of the stock of Florida Gas Transmission Company, Florida Intrastate Pipeline Company, Citrus Trading Corp., Citrus Industrial Sales Company and Citrus Interstate Pipeline Company. Houston Natural Gas Company, a subsidiary of Enron Corp., owns the remaining 50 percent of Citrus Corp.

(b) SNT Realty Inc. has a 50-percent interest in Fifth Avenue Realty Company, an unincorporated joint venture, the remaining 50 percent of which is owned by AmSouth Bank N.A.

(c) Sonat Power Inc. has a 50-percent interest in AES/Sonat Power, L.L.C., a Virginia limited liability company, the remaining 50- percent interest of which is held by The AES Corp.

(d) Sonat Coal Gas Inc. has a 50-percent interest in Black Warrior Methane Corp. and Black Warrior Transmission Corp., the remaining 50 percent of each being owned by Jim Walter Resources, Inc.

(e) Sonat Ventures Inc. ("Ventures") is a 50-percent participant in Florida Natural Fuels Ltd., a Florida limited partnership, the remaining 50-percent interest of which is held by Suwannee Gas Marketing Inc., a wholly owned subsidiary of Peoples Gas System, Inc. Florida Natural Fuels Ltd. has a 67-percent interest in Amoco/Florida Natural Fuels Partnership, a Florida general partnership, the remaining 33-percent interest of which is held by Amoco Oil Company. Ventures is also a 50-percent participant in Monarch CNG, an unincorporated joint venture, the remaining 50 percent of which is held by Midtown NGV, Inc., a wholly owned subsidiary of Alabama Gas Corporation.

(f) Sonat NGV Technology Inc. is a 33-percent participant in NGV Southeast Technologies Center, L.L.C., a Georgia limited liability company, the remaining interests of which are equally held by Georgia Energy Company, a wholly owned subsidiary of Atlanta Gas Light Company, and Natural Gas Vehicles Development Company Southeast, Inc., a wholly owned subsidiary of Natural Gas Vehicles Development Company, Inc.

(g) Southern Deepwater Pipeline Company and Southern Offshore Pipeline Company each have a 50-percent interest in Sea Robin Pipeline Company, an unincorporated joint venture.

(h) Southern Gas Storage Company has a 50-percent interest in Bear Creek Storage Company, an unincorporated joint venture, the remaining 50 percent of which is owned by Tenneco Inc. through its wholly owned subsidiary, Tennessee Storage Company. Bear Creek Storage Company owns 100 percent of the stock of Bear Creek Capital Corporation.

(i) Sonat Inc. owns approximately 11,252,300 shares of 39.7 percent of the common stock of Sonat Offshore Drilling Inc. ("Offshore"). The remainder of the

(i) Sonat Inc. owns approximately 11,252,300 shares of 39.7 percent of the common stock of Sonat Offshore Drilling Inc. ("Offshore"). The remainder of the common stock of Offshore is listed on the New York Stock Exchange and is publicly traded.

(j) Reading & Bates Corporation owns 73.1 percent of Arcada Drilling as. and the remaining two percent is owned by a number of different persons.

(k) The remaining 51-percent interest in EPN-Sonat, S.A. de C.V. is held by EPN, S.A. de C.V., a Mexican industrial company.

(l) Sonat Offshore Norway Inc. has a 47.5 percent interest in Partrederiet Polar Frontier Drilling, a 40-percent interest in Polar A/S, and a 47.5-percent interest in Polar Frontier Drilling A/S, all of which are Norwegian joint venture partnerships.

(m) The remaining interest in ASIE Sonat Offshore Sdn. Bhd., a Malaysian joint venture, is owned by ASIE Sdn. Bhd.

(n) Sonat Turnkey Drilling Inc. has a 50-percent interest in Offshore Turnkey Ventures, a Texas partnership, the remaining 50 percent of which is held by Petroleum Engineers International Inc.